UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2005
Federal Signal Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-693	36-1063330
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)
1415 W. 22nd Street, Oak Brook, Illinois       60523
  (Address of principal executive offices)    (Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Execution of a material definitive agreement
Mr. Alan G. Ringler, President Tool Group has resigned from the Company. On October 19, 2005 the Company entered into an agreement with Mr. Ringler which provides that the Company will pay him $318,995 which equates to his annual base salary plus target annual bonus for 2005. The Company will also provide Mr. Ringler with subsidized COBRA coverage until the earlier of a) expiration of 18 months or b) the date he becomes eligible to receive other insurance coverage. The Company will allow Mr. Ringler to buy his leased vehicle at its book value of $24,728. In exchange for the consideration provided by the Company, Mr. Ringler has executed a release in favor of the Company.
The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL SIGNAL CORPORATION
Dated: October 24, 2005	By:	/s/ Paul Brown
Paul Brown
Vice President and Controller